Exhibit 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of November 13, 2014 (this “Agreement”), is by and among Mandalay Digital Group, Inc., a Delaware corporation (“Parent”), on the one hand, and the Person listed on the signature page hereto (the “Stockholder”) who is a (i) holder of shares of the Company’s Series A Preferred Stock (the Series A Preferred Stockholders”), (ii) holder of shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stockholders”), (iii) holder of shares of the Company’s Series C Preferred Stock (the Series C Preferred Stockholders”), (iv) holder of shares of the Company’s Series D Preferred Stock (the “Series D Preferred Stockholders” and, together with the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholder, the “Preferred Stockholders”), and/or (v) holder of shares of the Company’s Common Stock (the “Common Stockholders” and, together with the Preferred Stockholders, the “Stockholders”), on the other hand.

WHEREAS, concurrently with the execution of this Agreement, Parent, DTM Merger Sub, Inc. (“Merger Sub”), Appia, Inc. (the “Company”) and Shareholder Representative Services LLC (the “Stockholder Representative”) have entered into an Agreement and Plan of Merger (as such agreement may be amended from time to time and whether or not such agreement has been terminated, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and subject to the conditions set forth herein, which merger will result in, among other things, the Company becoming a wholly owned subsidiary of Parent (the “Merger”) (any term not otherwise defined herein shall have the meaning given such term in the Merger Agreement);

WHEREAS, the Stockholder owns beneficially and of record shares of Company Capital Stock (together with any shares of Company Capital Stock of which record or beneficial ownership is acquired after the date hereof by the Stockholder (including pursuant to the exercise of Company Options or Series C Warrants), the “Shares”); and

WHEREAS, as a condition to the willingness of, and as an inducement to, Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement and certain other Stockholders have agreed to enter into agreements identical to this Agreement pursuant to which, among other things, the Stockholders have agreed to execute and deliver, in accordance with the requirements of the DGCL, a written consent to, and to vote all Shares owned by them in favor of, the approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 Capitalized Terms. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Merger Agreement.

ARTICLE II

CONSENT, VOTING MATTERS AND PROXY

2.1 Written Consent. In furtherance of the foregoing, the Stockholder shall execute and deliver to the Company within 48 hours after the Form S-4 is declared effective by the SEC, an Action by Written Consent of Stockholders in the form attached hereto as Exhibit A to consent to, approve of and adopt (i) the amendment to the Restated Charter attached hereto as Exhibit B (the “Charter Amendment”) and (ii) the Merger Agreement, the Merger and the other transactions contemplated thereby.

2.2 Agreement to Vote.

(a) From the date hereof until the earlier to occur of (x) the Effective Time and (y) the termination of the Merger Agreement in accordance with its terms (such earlier event, the “Termination Event”), the Stockholder shall, from time to time, at the request of Parent, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of all or any class of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, as applicable, (I) waive the invalidity or absence of notice of any such meeting, (II) appear at such meeting or otherwise cause the Stockholder’s shares of Company Capital Stock to be counted as present thereat for purposes of establishing a quorum and (III) if and to the extent the following matters are put to a vote of the Company’s stockholders, vote or consent (or cause to be voted or consented), in person or by proxy (and including by Section 2.1), all of the Stockholder’s shares of Company Capital Stock as to which the Stockholder has, directly or indirectly, the right to vote or direct the voting:

(i) in favor of the adoption and approval of the Charter Amendment, the Merger Agreement, the terms thereof, the Merger, the other transactions contemplated thereby and any actions required in furtherance thereof and hereof and in favor of any adjournment of any meeting of the Company’s stockholders for the purpose of soliciting additional votes in favor of any of the foregoing;

(ii) against any action or agreement that would be reasonably likely to result in a material breach of any representation, warranty, covenant or agreement of the Company under the Merger Agreement; and

(iii) against any of the actions prohibited by Section 5.3 of the Merger Agreement.

(b) From the date hereof until the occurrence of a Termination Event, the Stockholder agrees that it shall not (i) enter into any Contract or understanding with any Person to vote or give voting instructions in a manner inconsistent with this Agreement (including this Section 2.2) or (ii) grant any proxy or power of attorney for another Person to (A) vote, (B) execute any consent with respect to, (C) deposit into a voting trust or (D) enter into any other Contract or understanding to vote, any shares of Company Capital Stock in any manner.

(c) From the date hereof until the occurrence of a Termination Event, the Stockholder hereby constitutes and appoints as the proxies of the Stockholder and hereby grants a power of attorney to Bill Stone and Andrew Schleimer (or such other Persons designated by Parent), and each of them, with full power of substitution, to vote all the Stockholder’s shares of Company Capital Stock (whether by proxy, in person or by written consent) in the manner provided in this Agreement upon the failure of the Stockholder to vote his, her or its shares of Company Capital Stock in accordance with the terms of this Agreement (or upon any attempt to vote his, her or its shares of Company Capital Stock in a manner which is inconsistent with the terms of this Agreement). Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of Parent and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable until the occurrence of a Termination Event. The Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to the Stockholder’s shares of Company Capital Stock. Notwithstanding anything to the contrary provided in this Agreement, Parent shall provide the Stockholder with prior written notice of Parent’s intent to exercise the proxy set forth in this Section 2.2(c).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Parent as follows:

3.1 Organization. The Stockholder, if not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

3.2 Authorization. The Stockholder has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and thereby and to perform the Stockholder’s obligations hereunder and thereunder. The execution and delivery by the Stockholder of this Agreement to which the Stockholder is to be a party, and the consummation by the Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action and no other proceedings or actions on the part of the Stockholder are necessary to authorize this Agreement to which the Stockholder is to be a party and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Stockholder and is legal, valid and binding obligations of the Stockholder enforceable against the Stockholder in accordance with their terms, in each case, except as such enforceability may be limited by (a) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally and (b) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

3.3 No Conflict. The execution and delivery by the Stockholder of this Agreement does not (a) if the Stockholder is an entity, conflict with or violate any provision of the Organizational Documents of the Stockholder; (b) conflict with or violate any law applicable to the Stockholder or by which any property or asset of the Stockholder is bound; or (c) result in any breach or default under any Contract to which the Stockholder is a party or to which any of the Stockholder’s property or assets are subject, except in the case of clauses (b) and (c), as would not reasonably be expected to adversely affect the ability of the Stockholder to consummate the transactions contemplated by this Agreement, the Merger Agreement or the Ancillary Agreements to which the Stockholder is to be a party.

3.4 Absence of Litigation, Claims and Orders. There are no Actions pending or, to the Stockholder’s knowledge, currently threatened against the Stockholder or its Affiliates, which would reasonably be expected to adversely affect the ability of the Stockholder to consummate the transactions contemplated by this Agreement, the Merger Agreement.

3.5 Ownership of Shares or Options. The Stockholder is the sole record and beneficial owner of the number and type of shares of Company Capital Stock or holds the number of Series C Warrants or Company Options, as the case may be, set forth on the Stockholder’s or signature page hereto. Such shares of Company Capital Stock or Company Options set forth on the Stockholder’s signature page hereto constitute all of the shares of Company Capital Stock owned of record or beneficially by the Stockholder or with respect to which the Stockholder has the power to vote or direct the vote or all of the Series C Warrants or Company Options held by the Stockholder, as the case may be. The Stockholder has full power and authority to sell, transfer, assign and deliver such shares of Company Capital Stock to Parent as provided in the Merger Agreement. The Stockholder has, and will have as of the time the Stockholder is required to perform its obligations hereunder, voting power and power to agree to all of the matters set forth in this Agreement, with no restrictions on the Stockholder’s voting power pertaining thereto. In the case of a Stockholder, each of the shares of Company Capital Stock owned by the Stockholder is owned free and clear of, and none of such shares of Company Capital Stock is subject to, any Encumbrances other than Restated Voting Agreement, Amended and Restated Investor Rights Agreement, Amended and Restated Right of First Refusal and Co-Sale, each by and among the Company and certain of its stockholders.

3.6 No Reliance. The Stockholder acknowledges that it has conducted such investigation, if any, with respect to the Merger, the adequacy of the Merger Consideration and the terms of this Agreement and the Merger Agreement as the Stockholder believes appropriate or desirable.

3.7 No Brokers. Neither the Stockholder nor any of its Representatives or Affiliates has employed or made any agreement with any broker, finder or similar agent or any Person which will result in the obligation of the Stockholder, the Company, Parent, or any of their respective Affiliates to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

ARTICLE IV

COVENANTS OF THE STOCKHOLDER

The Stockholder hereby covenants and agrees as follows:

4.1 Proprietary Information. The Stockholder hereby agrees that (i) he, she or it will hold, and will direct its Affiliates, directors, officers, employees, agents, representatives and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, in confidence all data and information in its possession relating to the businesses and operations of the Company that is confidential or proprietary in nature (the “Proprietary Information”) and (ii) will not disclose such Proprietary Information to any Person (other than to the Stockholder’s Affiliates, directors, officers, employees, agents, representatives and advisors (including attorneys, accountants, consultants, bankers and financial advisors), but in such event only on a need-to-know basis); provided, however, that this Section 4.1(b) shall be inoperative as to such portions of the Proprietary Information that (A) become generally available to the public other than as a result of disclosure which, to the knowledge of the Stockholder, is in violation of a confidentiality obligation, including information disclosed by Parent via an official statement, securities filing or press release, (B) are obtained from a third party which, to the knowledge of the Stockholder is not bound by a confidentiality obligation, (C) the Stockholder is required by applicable law, rule or regulation, including stock exchange rules and regulations, to divulge or disclose such information, in which case the Stockholder shall use commercially reasonable efforts to cooperate with the Company to limit such disclosure to the extent permitted under applicable law and to the extent practicable, cooperate with Parent’s efforts to seek to obtain a protective order over, or confidential treatment of such information or (D) is disclosed by the Stockholder with the written consent of Parent and, prior to the Effective Time, the Company.

4.2 Public Announcements. The Stockholder shall consult with and obtain the written approval of Parent and, prior to the Effective Time, the Company before issuing any press release or making any other public disclosure with respect to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby and shall not issue any such press release or make any such public disclosure prior to such consultation and approval; provided that if the Stockholder is a venture capital fund, the Stockholder may disclose to its existing and prospective limited partners or members, subject to a duty of confidentiality subject to a duty of confidentiality as set forth in the governing documentation of the Stockholder, only (a) the existence of the Merger and the Merger Agreement, (b) the return on the Stockholder’s investment in the Company and, (c) solely with respect to the Stockholder’s existing limited partners or members, such other information as is required to be disclosed by the Stockholder to such limited partners or members pursuant to the applicable partnership or limited liability company agreement or otherwise permitted to be disclosed in the good faith exercise of the Stockholder’s fiduciary duties as the general partner or manager of such venture capital fund.

4.3 Additional Shares. The Stockholder hereby agrees, until the occurrence of a Termination Event, to promptly notify Parent of the number of any shares of Company Capital Stock acquired by the Stockholder after the date hereof (including by way of the exercise of Series C Warrants or Company Options). The Stockholder shall vote in accordance with this Agreement any shares of Company Capital Stock that the Stockholder acquires after the date hereof.

4.4 Further Assurances. From time to time until the occurrence of a Termination Event, at Parent’s request, the Stockholder shall execute and deliver such additional documents and instruments and take all such further action as may be reasonably necessary to consummate and make effective, in the most expeditious manner possible, the transactions contemplated by this Agreement and the Merger Agreement, including granting any waiver required under any Contract to which the Stockholder is a party which is inconsistent with any obligations of the Stockholder hereunder.

4.5 No Solicitation of Other Proposals. The Stockholder acknowledges and agrees that it has read and understands Section 5.3 of the Merger Agreement and hereby agrees that from the date hereof until the occurrence of a Termination Event, it shall be bound by the provisions of Section 5.3 of the Merger Agreement to the same extent as if the Stockholder were a party to the Merger Agreement.

ARTICLE V

TRANSFER RESTRICTIONS

5.1 Restrictions on Transfer. Prior to the occurrence of a Termination Event, in addition to (and not in limitation of) any existing transfer restrictions applicable to the Company Capital Stock, the Stockholder shall not, directly or indirectly, sell, transfer, hedge, pledge, encumber, assign or otherwise dispose of (including by gift, bequest, appointment or otherwise) (collectively, “Transfer”), or consent to or permit any Transfer of, the Stockholder’s shares of Company Capital Stock or any interest therein. If any ownership (whether legal or beneficial) of any of the Stockholder’s shares of Company Capital Stock shall pass to any Person (including the Stockholder’s administrators, successors or receivers), whether by operation of law or otherwise, then such shares of Company Capital Stock shall continue to be subject to this Agreement and the obligations of the Stockholder hereunder.

5.2 Stop Transfer; Legend. The Stockholder agrees that it will not request that the Company register the Transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder’s shares of Company Capital Stock.

5.3 Lock-Up. All shares of Parent Common Stock to be issued in connection with the Merger shall be subject to restrictions on the transfer of such shares during the period specified herein (the “Lock-Up Period”). During the Lock-Up Period, the Stockholder agrees, that the Stockholder will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Parent Common Stock, or any options or warrants to purchase any shares of Parent Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Parent Common Stock, whether now owned or hereinafter acquired, owned directly by the Stockholder (including holding as a custodian) or with respect to which the Stockholder has beneficial ownership within the rules and regulations of the SEC (collectively the “Subject Shares”). The foregoing restriction is expressly agreed to preclude the Stockholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Stockholder’s Subject Shares even if such Subject Shares would be disposed of by someone other than the Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Stockholder’s Subject Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Subject Shares. The Lock-Up Period will commence on the Effective Date (the “Commencement Date”) and expire (i) 180 days following the Commencement Date with respect to 33 and 1/3%% of the Stockholder’s Subject Shares, (ii) 270 days following the Commencement Date with respect to 33 and 1/3%% of the Stockholder’s Subject Shares and (iii) 365 days following the Commencement Date with respect to 33 and 1/3%% of the Stockholder’s Subject Shares. Notwithstanding the foregoing, the Stockholder may transfer the Stockholder’s Subject Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iii) to Parent in connection with the settlement of indemnification claims pursuant to Article VII. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if a Stockholder is a corporation, limited liability company, partnership or trust, the corporation, limited liability company, partnership or trust it may transfer the Subject Share to any wholly-owned subsidiary of such corporation, limited liability company or partnership or to the stockholders, partners, members or beneficiaries of the Stockholder, provided, however, that in any such case, it shall be a condition to the transfer that (i) the transferee execute an agreement stating that the transferee is receiving and holding such Subject Shares subject to the provisions of this Section 5.3 and there shall be no further transfer of such Subject Shares except in accordance with this Section 5.3 (and, for the avoidance of doubt, the provisions of this Section 5.3, including the exception to transfer restrictions shall apply to any such transferee as if the transferee were the original recipient of the Subject Shares hereto), (ii) that any such transfer shall not involve a disposition for value, and (iii) that no public announcement or filing under the Exchange Act shall be required of or voluntarily made by or on behalf of the Stockholder or Parent in connection with any such transfer. In addition, notwithstanding anything herein to the contrary, nothing herein shall prevent the Stockholder from establishing a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 plan”), relating to the sale of the Stockholder’s Subject Shares, provided that (i) such shares may not be sold until after 180 days following the Commencement Date, (ii) the aggregate number of shares sold by the Stockholder under a 10b5-1 plan or otherwise shall not exceed the limitations set forth in this Section 5.3 and (iii) the establishment of such plan will not result in any public filing or other public announcement of the Stockholder during the 180 days following the Commencement Date.

ARTICLE VI

WAIVERS AND RELEASE

6.1 No Dissenters’ Rights. the Stockholder hereby waives and agrees not to exercise any dissenters’ or appraisal rights pursuant to Section 262 of the DGCL or any other right to object to the Merger, the Merger Agreement or the transactions contemplated thereby.

6.2 Release. In consideration of Parent’s covenants and agreements contained herein and in the Merger Agreement, effective as of the Effective Time, the Stockholder (on its own behalf and on behalf of its heirs, executors, administrators, agents, successors and permitted assigns) hereby releases, waives and discharges (i) Parent, Merger Sub, the Company and their respective Affiliates, Subsidiaries, officers, directors, stockholders, partners, members, agents, successors and permitted assigns (collectively, the “Parent Released Persons”) and (ii) the Company and its Affiliates, Subsidiaries, officers, directors, stockholders, partners, members, agents, successors and permitted assigns (collectively, the “Company Released Persons”) from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, controversies, agreements, promises, variances, trespasses, losses, judgments, executions, claims and demands whatsoever (including those sounding in contract or tort, loss of profits, interference with business contracts, interference with contractual relations, damage to business reputation, increased cost of doing business, interference with economic or business relationship or any prospect thereof, interference with expectancy of business advantage, in each case whether current or prospective), obligations, Contracts, covenants, fees, costs and Damages of any kind whatsoever (whether direct, indirect, consequential, incidental or otherwise, including legal fees incurred in connection herewith or in connection with any costs associated with appearing as a third party witness, with the enforcement of this Agreement and with the posting of any bond in connection with any appeal process), known or unknown, in its own right or derivatively, in law or equity (collectively, the “Claims”), that (1) with respect to the Company Released Persons, in any way arises from or out of, is based upon, or relates to any omissions, acts, events or facts that have occurred or occur at any time prior to or as of the Effective Time and (2) with respect to the Parent Released Persons, in any way arises from or out of, is based upon, or relates to any omissions, acts, events or facts that have occurred or occur at any time prior to or as of the Effective Time solely with respect to the Company’s conduct of its business, including without limitation in each case (a) the preparation, negotiation, execution or consummation of the Merger Agreement, the Ancillary Agreements or any other agreement, document, certificate or instrument delivered in connection with the transactions contemplated by the Merger Agreement, and (b) Claims in respect of a breach by the Company’s board of directors or its individual directors and officers of their obligations, including in connection with the negotiation and execution of the Merger Agreement and the consummation of the transactions contemplated thereby; provided, that the foregoing release of Parent Release Persons and Company Release Persons shall not extend to (i) any Claims resulting from or arising under the Merger Agreement, this Agreement or any agreement, document or instrument contemplated by or entered into in connection with the Merger Agreement to which the Stockholder is a party, except to the extent such Claims seek consideration for any Company Capital Stock in excess of that contemplated by the Merger Agreement and only with respect to such excess consideration, (ii) any Claims in connection with the Stockholder’s status as a current or former employee or consultant of the Company for (A) reimbursement of expenses or (B) compensation or benefits payable or due to the Stockholder, other than compensation under or relating to any stock option or other compensatory equity or equity-linked compensation plan or award, (iii) Claims arising under the Company’s organizational documents, any indemnification agreement with the Company or any directors’ and officers’ liability insurance policy of the Company for or right to indemnity or advancement of expenses or (iv) any rights of the Stockholder necessary to enable the Stockholder Representative or the Stockholder to defend any indemnification claim asserted pursuant to the Merger Agreement. This Section 6.2 is for the benefit of the Parent Released Persons and Company Released Persons and shall be enforceable by any of them directly against the Stockholder. With respect to such Claims, the Stockholder hereby expressly waives any and all rights conferred upon him, her or it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him, her or it must have materially affected his, her or its settlement with the released party, including, without limitation, the following provisions of California Civil Code Section 1542 or similar provisions of other applicable Law: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

ARTICLE VII

AGREEMENT TO BE BOUND BY CERTAIN PROVISIONS

OF THE MERGER AGREEMENT

7.1 Certain Provisions Applicable to the Stockholder. the Stockholder acknowledges, approves of and agrees to be bound by the provisions of Article I (The Merger), Section 5.7 (Tax Matters), and Article VII (Indemnification; Remedies) of the Merger Agreement, subject to the limitations set forth therein. This Section 7.1 is for the benefit of the Company, the Surviving Corporation, Parent and any other Parent Indemnitee and shall be directly enforceable by them.

7.2 Stockholder Representative. The Stockholder acknowledges and accepts the appointment of the Stockholder Representative and the other provisions relating thereto as set forth in Section 7.2(g) of the Merger Agreement and agrees to be bound by Section 7.2(g) of the Merger Agreement. This Section 7.2 is for the benefit of the Stockholder Representative, the Company, the Surviving Corporation, Parent and any other Parent Indemnitee and shall be directly enforceable by them.

ARTICLE VIII

MISCELLANEOUS

8.1 Termination. This Agreement shall terminate and be of no further force and effect upon the termination of the Merger Agreement in accordance with its terms; provided, however, that (i) this Article VIII shall survive such termination and remain in full force and effect in accordance with their terms, and (ii) no such termination will relieve any party from liability for breach of this Agreement by such party that occurred prior to such termination.

8.2 Notices. All notices, requests, demands, Claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by electronic mail or confirmed facsimile with a copy sent by another means specified herein; the Business Day after it is sent if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested, as follows:

(a) If to Parent, then as provided for in Section 9.2 of the Merger Agreement;

(b) If to the Stockholder, then to the address set forth on the Stockholder’s signature page hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance with this Section 8.2.

8.3 Entire Agreement. This Agreement, the Merger Agreement (including all Exhibits hereto and thereto), and the other agreements, documents and written understandings referred to herein or in the Merger Agreement or otherwise entered into or delivered by the parties hereto on the date of this Agreement (including without limitation the Ancillary Agreements), constitute the entire agreement and understanding and supersede all other prior covenants, agreements (including any letters of intent between the parties), undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any director, officer, employee, agent, Affiliate or Representative of any party hereto.

8.4 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned without the prior written consent of each of the parties hereto; provided, however, that Parent may assign this Agreement or all or any of its rights or obligations hereunder to one or more of its Affiliates without the consent of any other party. No assignment shall release the assignor from any of its obligations hereunder.

8.5 Amendment. This Agreement may be amended with the written consent of (i) Parent and (ii) the Stockholder at any time by execution of an instrument in writing signed on behalf of the party(ies) against whom enforcement is sought (it being understood that any such amendment shall only be enforced against the Stockholder that has consented to such amendment).

8.6 Waiver.

(a) Any party hereto may extend the time for the performance of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

(b) Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

8.8 Burden and Benefit. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision hereof.

8.9 Survival of Representations, Etc.. All of the representations and warranties made by the Stockholder in this Agreement shall survive the execution of this Agreement and the Closing for a period of 12 months following the Closing, except that the representations and warranties set forth in Sections 3.1 (Organization), 3.2 (Authorization), 3.5 (Ownership of Shares or Options) and 3.7 (No Brokers) hereof shall survive for a period of five (5) years following the Closing Date. The covenants and agreements of the Stockholders in this Agreement shall survive the execution of this Agreement and the Closing, except as expressly limited by their terms and except that the covenant in Section 4.1, shall survive the Closing for a period of 24 months following the Closing. Notwithstanding anything to the contrary herein, the Stockholders’ aggregate liability for Claims of indemnity under or related to the Merger

Agreement or any attachment, Exhibit, Schedule, the Disclosure Schedules, certificate, document or list delivered by the Company, its Representatives or the Stockholders pursuant to the Merger Agreement to the Parent Indemnitees (the foregoing capitalized terms as defined in the Merger Agreement), the Letter of Transmittal and hereunder shall not exceed the total consideration (including any portion of the Escrow Amount and valuing Parent Common Stock at the Price Per Share) actually paid to the Stockholder pursuant to the Merger Agreement, except in the case of fraud (which shall include the element of scienter and in which case recourse shall be sought only against the Stockholder who committed such fraud).

8.10 Governing Law This Agreement (and any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

8.11 Consent to Jurisdiction Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such courts, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.12 Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

8.13 Specific Performance. Each party hereto acknowledges and agrees that the other party would be damaged irreparably, and in a manner for which monetary damages would not be an adequate remedy, in the event any of the provisions of this Agreement are not performed in accordance with its specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which such party may be entitled, at law or in equity.

8.14 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

8.15 Expenses and Legal Fees. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

8.16 Additional Parties; Counterparts. Notwithstanding Section 8.5, no consent shall be necessary to add additional Stockholders as signatories to this Agreement after the date hereof. This Agreement may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

8.17 Stockholder Capacity. The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as the record holder or beneficial owner of Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by the Stockholder in the Stockholder’s capacity as a director or officer of the Company (if applicable). The taking of any actions (or any failures to act) by the Stockholder in the Stockholder’s capacity as a director or officer of the Company (if applicable) shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

PARENT:

MANDALAY DIGITAL GROUP, INC.

By:	/s/ Bill Stone
Name: Bill Stone
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

THE COMPANY: APPIA, INC.

By:	/s/ Jud Bowman
Name: Jud Bowman
Title: CEO

THE STOCKHOLDER:

[ ● ]

By:

Name:

Title:

Date:

Address:
[Email:]

Shares of Company Capital Stock, Company Options and/or Series C Warrants beneficially owned on the date hereof:

Company Options

Series C Warrants

shares of Common Stock

shares of Series A Preferred Stock

shares of Series B Preferred Stock shares of Series C Preferred Stock shares of Series D Preferred Stock

Schedule of Stockholder Signatures to Support Agreement

By:	/s/ Bruce J. Boehm
Name:	Bruce J. Boehm
Title:

By:	/s/ Judson S. Bowman
Name:	Judson S. Bowman
Title:

By:	/s/ Craig I. Forman
Name:	Craig I. Forman
Title:

Noro-Moseley Partners VI, L.P.

By: Moseley and Company VI, LLC,

Its General Partner

By:	/s/ Michael F. Elliott
Name:	Michael F. Elliott
Title:	Class A Member

Relay Ventures Fund I L.P., by its sole general partner,

RELAY VENTURES FUND I GP INC.

By:	/s/ Jaennette Wilbe
Name:	Jaennette Wilbe
Title:	Director

By:	/s/ Tawfiq Arafat
Name:	Tawfiq Arafat
Title:	Director

Relay Ventures Offshore Fund I L.P., by

Its sole general partners, RELAY VENTURES FUND I GP INC.

By:	/s/ Jaennette Wilbe
Name:	Jaennette Wilbe
Title:	Director

By:	/s/ Tawfiq Arafat
Name:	Tawfiq Arafat
Title:	Director

Trident Capital Fund-VII, L.P.

Executed by the undersigned as an authorized signatory

of the General Partner of Trident Capital Fund-VII L.P.

and the Managing Member of Trident Capital Fund-VII Principals Fund, L.L.C.

By:	/s/ John H. Moragne Jr.
Name:	John H. Moragne Jr.
Title:	Managing Director

Trident Capital Fund-VII Principals Fund, L.L.C.

Executed by the undersigned as an authorized signatory

of the General Partner of Trident Capital Fund-VII L.P.

and the Managing Member of Trident Capital Fund-VII Principals Fund, L.L.C.

By:	/s/ John H. Moragne Jr.
Name:	John H. Moragne Jr.
Title:	Managing Director

Venrock Partners VI, L.P.

By: Venrock Partners Management VI, L.P.

Its:  General Partner

By:	/s/ Michael F. Tyrrell
Name:	Michael F. Tyrrell
Title:	Authorized Signatory

Venrock Associates VI, L.P.

By: Venrock Partners Management VII, L.P.

Its:  General Partner

By:	/s/ Michael F. Tyrrell
Name:	Michael F. Tyrrell
Title:	Authorized Signatory

Wakefield Group IV, LLC

By:	/s/ Steve Nelson
Name:	Steve Nelson
Title:	Managing Director

EXHIBIT A

ACTION BY WRITTEN CONSENT

OF THE STOCKHOLDERS OF APPIA, INC.

[See Attached.]

WRITTEN CONSENT

OF

APPIA, INC.

This Written Consent is solicited by the Board of Directors of Appia, Inc., a Delaware corporation (“Appia”).

The Board of Directors of Appia has approved and unanimously recommends that you consent to each of the actions set forth in the proposals set forth below. The undersigned acknowledges receipt of the consent solicitation/prospectus, which is part of the registration statement on Form S-4 (No. 333-[XXXXX]) of Mandalay Digital Group, Inc., a Delaware corporation (“Mandalay”), and which more fully describes each of the proposals set forth below. The Merger Agreement (as defined below) and the Certificate of Amendment (as defined below) are attached as Exhibit      and Exhibit     , respectively, to the consent solicitation/prospectus and are incorporated herein by reference. Please return this Written Consent no later than [XX:XX] pm (Eastern Standard Time) on [                    ,         ], 2014.

The undersigned, being a holder of record of [Common Stock/Series A Preferred Stock/Series B Preferred Stock/Series C Preferred Stock/Series D Preferred Stock], par value $0.001, of Appia on November 13, 2014, takes the following action with respect to each of the proposals set forth below with respect to all of the aforementioned shares of Appia [Common Stock/Series A Preferred Stock/Series B Preferred Stock/Series C Preferred Stock/Series D Preferred Stock] that the undersigned holds of record:

1. Adoption and approval of the Agreement and Plan of Merger among Mandalay, DTM Merger Sub, Inc., Appia, and Shareholder Representative Services LLC, as Stockholder Representative, dated as of [                    ,         ], 2014 (the “Merger Agreement”), and the transactions contemplated thereby (including the Merger of DTM Merger Sub, Inc. into Appia, with Appia surviving the Merger as a wholly owned subsidiary of Mandalay).

☐	Consent	☐	Withhold Consent

2. Adoption and approval of the amendment set forth in the Certificate of Amendment to the Amended and Restated Charter of Appia (the “Certificate of Amendment”), providing that in the event the transactions contemplated by the Merger Agreement are consummated, the allocation of transaction consideration to the stockholders of Appia shall be governed solely by the Merger Agreement.

☐	Consent	☐	Withhold Consent

IMPORTANT: PLEASE DATE AND SIGN THE CONSENT BELOW.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of [Common Stock/Series A Preferred Stock/Series B Preferred Stock/Series C Preferred Stock/Series D Preferred Stock] of Appia. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please execute, date, sign and return this Written Consent promptly to Appia by faxing it to Appia’s legal counsel, Morningstar Law Group, Attention: Appia Consent Solicitation, at (919) 882-8890, by emailing a pdf copy of the Written Consent to appia@morningstarlawgroup.com, or by mailing the Written Consent to Morningstar Law Group at 630 Davis Drive, Suite 200, Morrisville, North Carolina 27560, Attention: Appia Consent Solicitation.

Remainder of Page Intentionally Left Blank

IF AN INDIVIDUAL:		IF AN ENTITY:

Name:
	(Please print or type full name)		(Please print or type entity name)

Signature:		By:
(Please sign here)

Date:	, 2014
Name:
(Please print or type full name)

Title:
(Please print or type title)

		Date:	, 2014

SIGNATURE PAGE TO WRITTEN CONSENT OF STOCKHOLDER OF APPIA, INC.

EXHIBIT B

CHARTER AMENDMENT

[See Attached.]

EXHIBIT B

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

APPIA, INC.

(Pursuant to Sections 242 of the

General Corporation Law of the State of Delaware)

Appia, Inc. (this “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”) hereby certifies as follows:

FIRST: That Section 3 of ARTICLE IV, Part D of the Amended and Restated Certificate of Incorporation of the Corporation is amended by adding the following as a new Section 3(c):

“3 (c). Liquidation Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales. The Corporation has entered into an Agreement and Plan of Merger, dated November [-], 2014, (the “Merger Agreement”), by and among Mandalay Digital Group, Inc., DTM Merger Sub, Inc., the Corporation and Shareholder Representative Services LLC, as Stockholder Representative. Notwithstanding anything to the contrary herein, in the event the transactions contemplated by the Merger Agreement are consummated, the allocation of transaction consideration to the stockholders of the Corporation shall be governed solely by the Merger Agreement, and such allocation of transaction consideration shall be deemed to be on the basis of the relative liquidation preference to which such stockholders are entitled in a Liquidation Event pursuant to this Section 3. Upon consummation of the transactions contemplated by the Merger Agreement, each stockholder of the Corporation shall only be entitled to receive, with respect to each share of capital stock of the Corporation held by such stockholder, its portion of the transaction consideration determined pursuant to the terms and conditions of the Merger Agreement.

THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 (and by written consent of the stockholders of the Corporation in accordance with and pursuant to Section 228) of the General Corporation Law.

* * * * *

EXHIBIT B

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this      day of November, 2014.

Appia, Inc.
By:
Name:
Title:

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT